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                                                                    EXHIBIT 10.3

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                                     WARRANT

                       TO PURCHASE CLASS A COMMON STOCK OF

                               FFS HOLDINGS, INC.

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THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

THIS WARRANT IS, AND THE SECURITIES REPRESENTED HEREBY ARE, ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT (AS DEFINED BELOW).

Date of Issuance:        *
No. of Shares of Common Stock:  *

                                     WARRANT

                       TO PURCHASE CLASS A COMMON STOCK OF

                               FFS HOLDINGS, INC.

                  FOR VALUE RECEIVED, FFS HOLDINGS, INC., a Delaware corporation (the "COMPANY"), hereby grants to Hillenbrand Industries, Inc. (the "HOLDER") the right to purchase from the Company *(1) shares of the Company's class A common stock, par value $0.01 per share ("COMMON STOCK") (subject to adjustment as provided herein), pursuant to the provisions hereinafter set forth.

1.  DEFINITIONS

            1.1. Certain Definitions. In addition to other words and terms defined elsewhere in this Warrant, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than shares issued in connection with the exercise or conversion of any warrant, option or convertible security.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required to be closed for regular banking business.

---------------
(1) 5% of the total number of shares of Common Stock issued to investors and outstanding as of the Closing Date under the Stock Purchase Agreement.

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                  "CASH CONSIDERATION PER SHARE" shall have the meaning
specified in Section 2.4.

                  "CASH CONSIDERATION TRANSACTION" shall have the meaning specified in Section 2.4 hereof.

                  "CURRENT EXERCISE PRICE" shall mean, in respect of a share of Common Stock at any date herein specified, the Exercise Price as adjusted pursuant to Article 3.

                  "EXERCISE SHARES" shall have the meaning specified in Section 2.4.

                  "EXERCISE PRICE" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 or Section 2.4, multiplied by (ii) $[THE COMMON STOCK INVESTOR (INCLUDING THE PRINCIPALS OF THE DEVLIN GROUP) BUY-IN PRICE PER SHARE].

                  "EXPIRATION ACCELERATION EVENT" shall mean any of the following: (i) the closing of an Initial Public Offering, (ii) the closing of a merger or consolidation involving the Company in which shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company are transferred in a bona fide transaction; (iii) the closing of the sale of all or substantially all of the Company's assets (on a consolidated basis) in a bona fide transaction; and (iv) a "Compulsory Holdco Sale" as that term is defined in the Stockholders Agreement.

                  "EXPIRATION DATE" shall mean the earlier to occur of (i) any Expiration Acceleration Event and (ii) the later to occur of (A) the tenth
(10th) anniversary of the date hereof and (B) the repayment in full by the Company of all amounts owed by it to the Holder under the promissory note, of even date herewith, issued by the Company to the Holder.

                  "INITIAL PUBLIC OFFERING" shall mean a public offering of the capital stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which the net offering proceeds of such public offering exceed $75,000,000.

                  "OTHER PROPERTY" shall have the meaning set forth in Section 3.2.

                  "PERSON" shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

                  "REPRESENTATIVE" shall mean the Chief Executive Officer of the Holder, from time to time, or any such person selected by the Chief Executive Officer of the Holder and consented to by the Company, such consent not to be unreasonably withheld.

                  "STOCKHOLDERS AGREEMENT" shall mean the Stockholders' and Warrant Holder's Agreement, dated as of the date hereof, by and among the Company, the Holder and certain holders of shares of the Company's common stock.

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                  "WARRANTS" shall mean this Warrant and any warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

            1.2. Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, exhibit and like references are references to this Agreement unless otherwise specified. References in this Agreement to any Person shall include such Person's successors and permitted assigns.

2.  EXERCISE OF WARRANT

            2.1. Manner of Exercise. From and after the date hereof and until the Expiration Date, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company: (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Exercise Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form attached hereto as Exhibit A, duly executed by the Holder. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the items listed in (i) through (iii) above have been received by the Company and all taxes required to be paid by the Holder, if any, pursuant to Section 2.3 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock issuable upon such exercise, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                  Payment of the Exercise Price shall be made by certified or official bank check payable to the Company.

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            2.2. Notice of Expiration Acceleration Event. The Company shall provide notice to the Holder at least ten (10) Business Days prior to the proposed occurrence of an Expiration Acceleration Event.

            2.3. Payment of Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of the shares of Common Stock issuable upon exercise of this Warrant, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder.

            2.4. Cashless Exercise. This Section 2.4 shall apply with respect to transactions ("CASH CONSIDERATION TRANSACTIONS") whereby all holders of shares of Common Stock are entitled to receive (whether from the Company or another Person) an amount in cash as consideration for the transfer, redemption or surrender of such shares (such amount per share of Common Stock, the "CASH CONSIDERATION PER SHARE"). If the Holder wishes to participate in a Cash Consideration Transaction, then, as an alternative to exercise of this Warrant by payment in cash (or by certified or official bank check) as provided above in Section 2.1, it may elect to exercise this Warrant for all or any part of the number of shares of Common Stock purchasable hereunder (and with respect to which the Holder would otherwise be eligible to participate in the Cash Consideration Transaction if it were a holder thereof) (the "EXERCISE SHARES") on a net basis without the payment of any funds by the Holder, in which case the Holder shall be entitled to receive (at the same time and otherwise in the same manner as participating holders of shares of Common Stock are paid in connection with the Cash Consideration Transaction) an amount in cash with respect to each Exercise Share equal to the (x) the Cash Consideration Per Share less (y) the Current Exercise Price. Notwithstanding the foregoing, the Holder will only be entitled to exercise the Warrant pursuant to this
      Section 2.4 in connection with a Cash Consideration Transaction if (a) the Cash Consideration Per Share exceeds the Current Exercise Price and (b) the Holder delivers to the Company a written notice of the Holder's election to exercise this Warrant pursuant to this Section 2.4 (in the manner prescribed in Section 2.1) at least five (5) Business Days prior to the occurrence of the Cash Consideration Transaction. In the event that the Cash Consideration Transaction is not consummated, the exercise of this Warrant by the Holder in accordance with this Section 2.4 shall be deemed to be null and void.

3.  ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article 3.

            3.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

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                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

                  then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and
      (ii) the Current Exercise Price shall be adjusted to equal (A) the Current Exercise Price in effect prior to such adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

            3.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. Except in the case of an Expiration Acceleration Event, if the Company shall reorganize its capital, reclassify its capital stock, recapitalize its capital structure, consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company) and, pursuant to the terms of such reorganization, reclassification, merger or consolidation, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger or consolidation, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 3. For purposes of this Section 3.2, "common stock of the successor or

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      acquiring Person" shall include equity securities of such Person of any class which is not preferred as to dividends (or similar distributions of profit or surplus) or assets over any other class of equity security of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such equity securities, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such equity securities. The foregoing provisions of this Section 3.2 shall similarly apply to successive reorganizations, reclassifications, mergers or consolidations.

            3.3. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Exercise Price provided for in this Article 3:

                  (a) When Adjustments to Be Made. The adjustments required by this Article 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) No Fractional Interests. In computing adjustments under this Article 3, fractional interests in Common Stock shall be rounded up to the nearest whole number.

                  (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

4.  NOTICES TO WARRANT HOLDERS

            4.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Article 3, the Company shall forthwith prepare a certificate to be executed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 3.2) describing the number and kind of any shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change.

            4.2. Notice of Corporate Action. If at any time:

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                  (a) the Company shall take a record of the holders of its
      Common Stock for the purpose of entitling them to receive a dividend or other distribution; or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with another Person; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  then the Company shall give to the Holder (i) at least 15 Business Days' prior written notice of the record date for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, dissolution, liquidation or winding up, at least 10 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend or distribution, the date on which the holders of Common Stock shall be entitled to any such dividend or distribution, and the amount and character thereof, and
      (ii) the date on which any such reorganization, reclassification, merger, consolidation, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, dissolution, liquidation or winding up.

5.  RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable.

6.  INFORMATION RIGHTS AND BOARD OBSERVER STATUS

                  The Representative shall (a) receive all notices and information that the Company distributes to the Board of Directors and (b) have the right to attend and observe in a nonvoting capacity, but not participate in discussions at, all meetings of the Board of Directors; provided, however, that the Company reserves the right to exclude the Representative from access to any material meeting or portion thereof if the Board of Directors believes in good faith that (i) the Representative would, if such Representative were a director, be an "interested director" with respect to such matters within the meaning of
Section 144 of the Delaware General Corporation Law or otherwise have a conflict of interest with respect to such matters or (ii) upon the advice of counsel,

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exclusion of the Representative is reasonably necessary to preserve the attorney-client privilege. As a condition to the Representative's rights hereunder, the Representative shall agree to maintain the confidentiality of all Company information and all proceedings of the Board of Directors to the same extent as the Representative would be required to do if the Representative were a director of the Company.

7.  REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants pursuant to Article 5 require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.  TAKING OF RECORD; STOCK BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Article 3 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock ledger or other books so as to result in preventing or delaying the exercise of any Warrant.

9.  LOSS OR MUTILATION

                  Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.  LIMITATION OF LIABILITY AND RIGHTS

                  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall (i) give rise to any liability of such the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company or (ii) confer upon the Holder rights as a stockholder of the Company.

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11.  WARRANT NoT TRANSFERABLE

                  Neither this Warrant, nor any of the Holder's rights hereunder, may be transferred by the Holder to any Person without the prior written consent of the Company, and any purported transfer in violation of this
Article 11 shall be null and void.

12.  "GOOD FAITH" DETERMINATIONS BY THE BOARD OF DIRECTORS

                  Whenever the Board of Directors of the Company is required to make a determination in good faith of the fair value of any item under Article 3, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an accounting firm of recognized national standing selected by the Company and reasonably acceptable to the Holder.

13.  PREEMPTIVE RIGHTs

                  [THE WARRANT IS TO CONTAIN THE SAME PREEMPTIVE RIGHTS AS THOSE CONTAINED IN THE STOCKHOLDERS' AND WARRANT HOLDER'S AGREEMENT, AND THE HOLDER WILL HAVE THE SAME PREEMPTIVE RIGHTS AS THE INITIAL COMMON STOCK INVESTORS (INCLUDING THE PRINCIPALS OF THE DEVLIN GROUP).]

14.  MISCELLANEOUS

            14.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be in writing and shall be delivered personally, by facsimile (which is confirmed as provided below) or by overnight courier (providing proof of delivery) to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

                        If to the Company:
                        *

                        If to the Holder:
                        *

      Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day if not received during the recipient's normal business hours.

            14.2. Successors. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.

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            14.3. Amendment. This Warrant may only be modified or amended with the written consent of the Company and the Holder.

            14.4. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            14.5. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            14.6. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of laws principles of such State that may refer the governance or construction of the Warrant to the laws of another jurisdiction.

                  [Remainder of Page Intentionally Left Blank]

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                  IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  *, 2004

                                            FFS HOLDINGS, INC.

                                            By:___________________________
                                                Name:
                                                Title:

Attest:

By:______________________
   Name:
   Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

            Reference is made the warrant, dated as of * , 2004, issued by FFS Holdings, Inc. to Hillenbrand Industries, Inc. (the "WARRANT"). Capitalized terms used herein which are not otherwise defined shall have the respective meanings ascribed to them in the Warrant.

            The undersigned hereby irrevocably exercises the Warrant for the purchase of ______ shares of Common Stock of FFS Holdings, Inc. and [herewith makes payment therefor in the amount of $__________][elects to purchase such shares in accordance with the Cashless Exercise provisions of Section 2.4 of the Warrant], all at the price and on the terms and conditions specified in the Warrant, and, if such shares of Common Stock shall not include all of the shares of Common Stock purchasable and issuable as provided in the Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable and issuable thereunder be delivered to the undersigned.

                          HILLENBRAND INDUSTRIES, INC.

                         By:___________________________
                            Name:
                            Title: